SIXTH AMENDMENT TO THE
AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT, effective as of the last date in the signature block, to the Amended and Restated Fund Administration Servicing Agreement (this “Amendment”), as amended, is made and entered into by and between BROWN ADVISORY FUNDS, a Delaware statutory trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Trust and Fund Services are parties to that certain Amended and Restated Fund Administration Servicing Agreement, dated May 2, 2018, as amended (the “Agreement”).

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the Brown Advisory Sustainable Value Fund; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree to amend the Agreement as following:

1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BROWN ADVISORY FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Paul J. Chew	By:	/s/ Jason Hadler

Name:	Paul Chew	Name:	Jason Hadler

Title:	President	Title:	Senior Vice President

Date:	January 1, 2023	Date:	1/3/2023

Exhibit A

Separate Series of Brown Advisory Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Equity Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory Total Return Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund
Brown Advisory Tax-Exempt Sustainable Bond Fund
Brown Advisory Sustainable Small-Cap Core Fund
Brown Advisory Sustainable International Leaders Fund
Brown Advisory Sustainable Value Fund

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